Exhibit 5.1

October 5, 2004

Digital Lifestyles Group, Inc.
1001 S. Capital of Texas Highway
Building I, Suite 200
Austin, TX 78746

Re:   Digital Lifestyles Group, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as counsel to Digital Lifestyles Group, Inc., Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale, pursuant to Rule 415 under the Securities Act, of up to 22,676,284 shares of common stock, par value $0.03 per share, of the Company (“Common Stock”). The shares of Common Stock are to be offered for sale by certain of the Company’s current security holders. The shares consist of (i) 14,450,858 shares of Common Stock (the “Outstanding Shares") that were issued by the Company in a private placement completed on September 14, 2004, and (ii) 8,225,426 shares of Common Stock (the “Warrant Shares") issuable upon the exercise of warrants that were issued by the Company in connection with such private placement (the “Warrants”).

     We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation of the Company; (ii) the Amended and Restated Bylaws of the Company; (iii) the Registration Statement and all exhibits thereto; (iv) the minutes and records of the corporate proceedings of the Company with respect to the issuance of the Outstanding Shares and the Warrants; (v) the specimen certificate representing the Common Stock; (vi) the Warrants; (vii) that certain Registration Rights Agreement, dated as of September 9, 2004, by and between the Company and the Company’s security holders named therein; and (viii) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions expressed herein.

     In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deem reasonably necessary or appropriate, upon the representations and certificates of the officers of the Company or government officials.

Digital Lifestyles Group, Inc.
October 5, 2004

     The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, the Delaware General Corporation Law, as currently in effect (the “DGCL”), applicable provisions of the Constitution of the State of Delaware, as currently in effect (the “Delaware Constitution”), and judicial decisions reported as of the date hereof that interpret the DGCL and such applicable provisions of the Delaware Constitution (collectively, the “Delaware Law”).

     We assume that all appropriate action will be taken, if and as required, prior to the offer and sale of the shares in accordance with the Registration Statement, to register and quality the shares for sale under all applicable state securities or “blue sky” laws.

     Finally, we have assumed that all formalities required by the Company’s Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws and Delaware Law will be complied with by the Company when and if the Warrant Shares are issued by the Company upon exercise of the Warrants.

     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

     1.     The Outstanding Shares are validly issued, fully paid and non-assessable.

     2.     The Warrant Shares have been duly authorized for issuance and, when and if issued in accordance with the provisions of the Warrants, will be validly issued, fully paid and non-assessable.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based on currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. However, our consent to the filing of this opinion shall not be deemed an admission by us that we are “experts” within the meaning of Section 7 of the Securities Act.

Very truly yours,

/s/ HAYNES AND BOONE, LLP

HAYNES AND BOONE, LLP